EXHIBIT 99.1

LDR HOLDING CORPORATION ANNOUNCES PRELIMINARY REVENUE RESULTS FOR THIRD QUARTER 2015

AUSTIN, Texas, October 8, 2015 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today announced preliminary estimated revenue results for the third quarter ended September 30, 2015. For the third quarter ended September 30, 2015, the company expects to report:

•	Total revenue of approximately $39.3 million, an increase of 9.5% over the third quarter of 2014, or an increase of 14.2% on a constant currency basis.

•	Revenue from exclusive technology products of approximately $36.7 million, an increase of 14.5% over the third quarter of 2014, or an increase of 18.0% on a constant currency basis.

•	Revenue in the United States of approximately $32.3 million, an increase of 15.0% over the third quarter of 2014, and representing 82.2% of total revenue.

•	International revenue of approximately $7.0 million, a decrease of 10.3% over the third quarter of 2014. On a constant currency basis, international revenue increased 11.4%.
Revenue from the Company’s exclusive cervical products is expected to be approximately $27.5 million, an increase of 21.0% over the third quarter of 2014, or an increase of 25.2% on a constant currency basis, due principally to the growth from sales of the Mobi-C® Cervical Disc. Additionally, revenue from LDR's exclusive lumbar products is expected to be approximately $9.2 million, a decrease of 1.5% over the third quarter of 2014, or an increase of 0.5% on a constant currency basis.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “I am pleased with the growth from our exclusive technology products during the third quarter of 2015, which grew 18% on a constant currency basis. We continue to execute on our exclusive technology strategy, with 93.5% of total revenue in the third quarter of 2015 generated by our cervical and lumbar exclusive technology products compared to 89.4% in the third quarter of 2014. This reflects the growing demand for Mobi-C and our VerteBRIDGE® platform technologies. Seasonality was more pronounced in the third quarter of 2015 compared to the third quarter of 2014. Any seasonality impact in the prior year quarter was muted given that it was the first full year of Mobi-C commercial launch in the United States.”
2015 Guidance
Based on LDR’s preliminary results for the quarter ended September 30, 2015, the Company is reaffirming its expected revenue growth for the full year 2015 to be in the range of 19.0% to 20.0%, before any foreign exchange impact. This implies revenues, before any foreign exchange impact, in the range of approximately $168.1 million to $169.5 million for the full year 2015. Based on current foreign exchange rates, changes in foreign exchange rates are expected to negatively impact 2015 revenue by 4.0% to 5.0%.

Conference Call
LDR Holding Corporation will report complete financial results for the third quarter ended September 30, 2015 after the market close on Wednesday, November 4, 2015. The Company will host an investor conference call to discuss the results on the same day at 5:00 PM Eastern Time. The conference call will be available to interested parties through a live audio webcast available through LDR’s website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
For those who are not available to listen to the live webcast, the webcast replay will be archived for 12 months on LDR’s website.
Forward-Looking Statements
The preliminary information disclosed in this press release is based solely upon information available to LDR as of the date hereof and is not a comprehensive statement of LDR's financial results for the three months ended September 30, 2015. This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include LDR’s preliminary estimates of its revenues for the third quarter 2015, market opportunities, growth, future revenues, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. LDR’s actual revenue for the third quarter of 2015 may differ materially from the preliminary estimated revenue described above based on a number of factors, including LDR’s independent public accounting firm’s review and LDR’s quarter-end financial closing procedures. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR’s Risk Factors disclosure in its Annual Report on Form 10-K, filed on February 20, 2015, and in LDR’s other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are based on its exclusive VerteBRIDGE fusion and Mobi non-fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies are designed to enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, LDR received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures, such as revenue on a constant currency basis, in this press release and accompanying tables.
Management calculates revenue on a constant currency basis by using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is referred to as the foreign exchange impact on revenue. Management uses revenue on a constant currency basis to improve comparability between periods as though fluctuations from changes in foreign currency did not exist.
Revenue on a constant currency basis should not be considered in isolation or as a substitute for revenue prepared in accordance with GAAP as it is not indicative of revenue as determined under GAAP. Management’s calculation of revenue on a constant currency basis may differ from that of other companies.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table at the end of this release.

Contacts
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Matthew Norman
Director, Investor Relations
LDR Holding Corporation
(512) 344-3408

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE ON A CONSTANT CURRENCY BASIS
(in thousands)
(Unaudited)

	Three Months Ended September 30,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$32,285	$—	$32,285	$28,084	$4,201	15.0%
International revenue	7,009	1,699	8,708	7,817	891	11.4
Total revenue	$39,294	$1,699	$40,993	$35,901	$5,092	14.2

Exclusive cervical products	$27,548	$945	$28,493	$22,759	$5,734	25.2%
Exclusive lumbar products	9,201	189	9,390	9,341	49	0.5
Exclusive technology products	36,749	1,134	37,883	32,100	5,783	18.0
Traditional fusion products	2,545	565	3,110	3,801	(691)	(18.2)
Total revenue	$39,294	$1,699	$40,993	$35,901	$5,092	14.2

	Nine Months Ended September 30,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$96,898	$—	$96,898	$77,587	$19,311	24.9%
International revenue	23,020	5,505	28,525	24,134	4,391	18.2
Total revenue	$119,918	$5,505	$125,423	$101,721	$23,702	23.3

Exclusive cervical products	$82,664	$2,791	$85,455	$61,529	$23,926	38.9%
Exclusive lumbar products	28,218	724	28,942	27,638	1,304	4.7
Exclusive technology products	110,882	3,515	114,397	89,167	25,230	28.3
Traditional fusion products	9,036	1,990	11,026	12,554	(1,528)	(12.2)
Total revenue	$119,918	$5,505	$125,423	$101,721	$23,702	23.3
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(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table above.